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                                                                    Exhibit 99.1

[LOGO] CURATIVE HEALTH SERVICES                                       News

FOR IMMEDIATE RELEASE

Contact:
Sean Mahoney
Investor Relations
Curative Health Services/
   Critical Care Systems, Inc.
603-888-1500
smahoney@curativehealth.com

           CURATIVE HEALTH SERVICES REPORTS FIRST QUARTER 2005 RESULTS
                        GAAP Net Loss Per Share of $0.26
               Adjusted EBITDA Increases 16% Over Previous Quarter

Nashua, New Hampshire - May 5, 2005 - Curative Health Services,  Inc.,  (Nasdaq:
CURE), announced today first quarter financial results for the period ended March 31, 2005. Total revenues for the first quarter of 2005 were $86.7 million, compared with $65.6 million reported in the first quarter of 2004, an increase of 32%. Under U.S. generally accepted accounting principles (GAAP) net loss was $3.4 million, or $0.26 per share, for the first quarter of 2005, compared with GAAP net income of $3.1 million, or $0.23 per diluted share, for the first quarter of 2004.

For the quarter ended March 31, 2005, the Company recorded earnings before interest income and expense, other expense, and taxes (EBIT), of $2.8 million and earnings before interest income and expense, other expense, and taxes excluding charges and adjustments (Adjusted EBIT), of $3.1 million. Earnings before interest income and expense, other expense, taxes and depreciation and amortization (EBITDA) for the first quarter, was $4.6 million and earnings before interest income and expense, other expense, taxes and depreciation and amortization, excluding charges and adjustments (Adjusted EBITDA), for the first quarter was $5.0 million. A reconciliation of GAAP net (loss) income and other GAAP measures to non-GAAP measures is included in the tables accompanying this press release. Management believes EBIT, Adjusted EBIT, EBITDA and Adjusted EBITDA are useful to investors for understanding the Company's underlying business operating results and are key indicators of the Company's ability to generate working capital and service its debt. Additionally, management believes certain charges and adjustments incurred such as those relating to the Company's corporate reorganization, acquisition integration, litigation, amortization of intangibles and long-term compensation and changes in the fair value of the Company's interest rate swap are viewed as distinct expense categories. Further, management believes that other expenses, which represent the change in the fair value of its interest rate swap is comparable to interest expense and so is included in the calculation of EBIT and EBITDA. While EBIT, EBITDA, Adjusted EBIT and Adjusted EBITDA are not measures of financial performance nor liquidity under GAAP, they are provided as information for investors for analysis purposes. They are not meant to be considered a substitute or replacement for net loss as prepared in accordance with GAAP.

Highlights for the first quarter of 2005 included:

o New Critical Care Systems-branded branch pharmacy development progressing as planned

o     Same-store Critical Care Systems-branded branch pharmacy growth of 13.8%

o Signed national agreement with Humana ChoiceCare Network to provide infusion services to more than six million ChoiceCare Network members, as well as other key contracts in local markets

o A reduction in overall DSOs of 2 days from the fourth quarter to 86 days at March 31, 2005

o Opened 4 new Wound Care Center(R) programs and signed 4 new Wound Management ProgramSM contracts

"The first quarter of 2005 was a testament to a focus on the current strategy of the Company, as highlighted by our 16% adjusted EBITDA improvement over last quarter," said Paul F. McConnell, President and Chief Executive Officer. "Critical Care Systems branch pharmacy growth was positive for the quarter, and significant groundwork has been made in the establishment of additional branches scheduled to open this year. Concurrently, we continue to drive our sales initiative toward a diversified, high-margin therapy and payer mix. Our veteran management team is in place, and is dedicated to the hard work necessary to provide positive results in the future."

Fiscal 2005 Guidance

The Company's strategic focus in 2005 will be to open new full-service pharmacies in strategic markets and carefully manage cash flow. Currently Curative has plans to open six to eight branch pharmacies in 2005. The Company believes it has adequate working capital to service its debt and to implement its expansion plans. Opening additional branches beyond current plans may also be considered. Given the ongoing consolidation and reorganization of the Company, the evolving branch expansion and investment plans, and continued market uncertainties, Curative is continuing to review its full year 2005 outlook. As a result, the Company now expects to provide full-year guidance later in the year.

The Company will hold a conference call to discuss first quarter 2005 financial results, recent developments, business strategy and outlook on Thursday, May 5, 2005, at 5:00 p.m. Eastern Time. To participate in the conference call via phone, dial 800-374-0191 approximately 10 minutes prior to the scheduled start time, or visit the Company's website at www.curative.com and select the Investor Information link.

A replay of the presentation will be available approximately two hours after the event for a two week period. The replay will be available via phone by dialing 800-642-1687 with conference ID #5840507, and on the Company's website.

About Curative Health Services

Curative Health Services, Inc. seeks to deliver high-quality care and clinical results for patients with serious or chronic medical conditions.

The Specialty Infusion business unit, through its national footprint of local pharmacy branches, provides products, related clinical services and disease management support to patients with chronic or severe conditions such as hemophilia and other bleeding disorders, chronic or severe infections, gastrointestinal illnesses that prohibit oral digestion and other severe conditions requiring nutritional support, immune system disorders, cancer and susceptibility to respiratory syncytial virus.

The Wound Care Management business unit is a leader in the area of disease management specializing in chronic wound care management. The Wound Care Management business manages, on behalf of hospital clients, a nationwide network of Wound Care Center(R) programs that offer a comprehensive range of services for treatment of chronic wounds.

For more information, visit www.curative.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Factors that might cause such differences include, but are not limited to, risks associated with our acquisition of Critical Care Systems including, but not limited to, integration risks and costs, risks of client retention, and risks associated with the operations of the acquired business, as well as risks in our current businesses such as the substantial level of indebtedness incurred in connection with the acquisition of Critical Care Systems, the potential for termination or non-renewal of a material number of contracts, an inability to obtain new contracts, changes in government regulations relating to the Company's Specialty Infusion or Wound Care Management businesses, changes in the regulations governing third party reimbursements for the Company's services, manufacturing shortages of products sold by Curative's Specialty Infusion business, the impact of competitive products and pricing, the ability to maintain pricing arrangements with suppliers that preserve margins, the seasonality and variability of operating results, the Company's ability to implement its strategies and achieve its objectives and the other risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission. Readers of this release are referred to the Company's Annual Report on Form 10-K for the year ending December 31, 2004, for further discussion of these and other risk factors that could affect future results.

                                      ###

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                 CURATIVE HEALTH SERVICES, INC. AND SUBSIDIARIES
                         Selected Financial Information


Condensed Consolidated Statements of Operations
-----------------------------------------------
(In Thousands, except for per share data)


                                                             Unaudited
                                                         Three Months Ended
                                                              March 31,
                                                        2005             2004
                                                      -------------------------
Revenues                                              $ 86,743         $ 65,558
Costs and expenses:
   Cost of product sales and services                   72,516           49,751
   Selling, general & administrative                    11,100            9,849
Total charges incurred (see reconciliation                 351              169
  table following)
                                                      --------         --------
     Total costs and operating expenses                 83,967           59,769
                                                      --------         --------

Income from operations                                   2,776            5,789

Other (expense) income                                  (1,974)               6
Interest expense                                        (5,826)            (616)
                                                      --------         --------

(Loss) income before income taxes                       (5,024)           5,179

Income tax (benefit) provision                          (1,660)           2,046
                                                      --------         --------

Net (loss) income                                     $ (3,364)        $  3,133
                                                      ========         ========

Net (loss) income per common share, basic             $  (0.26)        $   0.24
                                                      ========         ========

Net (loss) income per common share, diluted           $  (0.26)(1)     $   0.23 (2)
                                                      ========         ========

Denominator for basic earnings per share,
weighted average common shares                          12,976           12,925
                                                      ========         ========

Denominator for diluted earnings per share,
weighted average common shares assuming
conversions                                             12,976           13,717
                                                      ========         ========


(1) Basic shares were used to calculate net loss per common share, diluted, for the three months ended March 31, 2005 as using the effects of stock options and convertible notes would have an anti-dilutive effect on earnings per share.

(2) Calculated under the "as if converted" method, which requires adding shares related to convertible notes that have no contingencies to the denominator for diluted earnings per share and adding to net income, the numerator, tax effected interest expense relating to those convertible notes.

                         CURATIVE HEALTH SERVICES, INC. AND SUBSIDIARIES
                                 Selected Financial Information


Reconciliation of GAAP Net (loss) income to
Adjusted net (loss) income
-------------------------------------------
(In thousands, except for per share data)

                                                               Unaudited
                                                            Three Months Ended
                                                                March 31,
                                                            2005          2004
                                                          ---------------------

GAAP net (loss) income                                    $(3,364)      $ 3,133

Adjustments:
  Amortization of intangibles and long term
  incentive compensation                                      779            --

  Change in fair value of interest rate swap                2,006            --
                                                          -------       -------
  Subtotal of adjustments                                   2,785            --

Charges:
  Costs related to Critical Care
  Systems integration                                          --            97

  Litigation expense                                           70            72

  Corporate reorganization                                    281            --
                                                          -------       -------
  Subtotal of charges                                         351           169
                                                          -------       -------

Total charges & adjustments                                 3,136           169

Taxes                                                      (1,035)          (67)
                                                          -------       -------

Adjusted net (loss) income                                $(1,263)      $ 3,235
                                                          =======       =======

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                 CURATIVE HEALTH SERVICES, INC. AND SUBSIDIARIES
                         Selected Financial Information


Reconciliation of GAAP Net (loss) income per common share,
diluted to Adjusted Net (loss) income per common share, diluted
---------------------------------------------------------------
(In thousands, except for per share data)


                                                             Unaudited
                                                         Three Months Ended
                                                              March 31,
                                                         2005           2004
                                                       -----------------------
GAAP net (loss) income per common share, diluted       $  (0.26)(1)   $   0.23 (2)

Adjustments:
  Amortization of intangibles and long term incentive
  compensation                                             0.06             --

  Change in fair value of interest rate swap               0.16             --
                                                       --------       --------
  Subtotal of adjustments                                  0.22             --

Charges:
  Costs related to Critical Care                             --          0.007
  Systems integration

  Litigation expense                                      0.005          0.005

  Corporate reorganization                                 0.02             --
                                                       --------       --------

  Subtotal of charges                                      0.03          0.012
                                                       --------       --------

  Total charges & adjustments                              0.24          0.012
                                                       --------       --------

Tax benefit                                               (0.08)        (0.005)
                                                       --------       --------

Adjusted net (loss) income per common share, diluted   $  (0.10)(1)   $   0.24 (2)
                                                       ========       ========

Denominator for diluted earnings per share, weighted
average common shares assuming conversions               12,976         13,717
                                                       ========       ========

(1) Basic shares were used to calculate net loss per common share, diluted, for the three months ended March 31, 2005 as using the effects of stock options and convertible notes would have an anti-dilutive effect on earnings per share.

(2) Calculated under the "as if converted" method, which requires adding shares related to convertible notes that have no contingencies to the denominator for diluted earnings per share and adding to net income, the numerator, tax effected interest expense relating to those convertible notes.

                 CURATIVE HEALTH SERVICES, INC. AND SUBSIDIARIES
                         Selected Financial Information


Reconciliation of GAAP Net (loss) income to
EBIT and Adjusted EBIT
-------------------------------------------

                                                   Unaudited
                                               Three Months Ended
                                                    March 31,
                                                 2005       2004
                                               ------------------

GAAP net (loss) income                         $(3,364)   $ 3,133

Adjustments:
  Income tax (benefit) provision                (1,660)     2,046
  Interest expense                               5,826        616
  Change in fair value of interest rate swap     2,006         --
  Interest income                                  (32)        (6)
                                               -------    -------
EBIT                                             2,776      5,789

Adjustments:
  Costs related to Critical Care
  Systems integration                               --         97

  Litigation expense                                70         72

  Corporate reorganization                         281         --
                                               -------    -------
  Subtotal of adjustments                          351        169
                                               -------    -------

Adjusted EBIT                                  $ 3,127    $ 5,958
                                               =======    =======

                        CURATIVE HEALTH SERVICES, INC. AND SUBSIDIARIES
                                Selected Financial Information


Reconciliation of GAAP Net (loss) income to
EBITDA and Adjusted EBITDA
-------------------------------------------

                                                               Unaudited
                                                           Three Months Ended
                                                                March 31,
                                                            2005         2004
                                                           --------------------

GAAP net (loss) income                                     $(3,364)     $ 3,133

Adjustments:
  Income tax (benefit) provision                            (1,660)       2,046
  Interest expense                                           5,826          616
  Change in fair value of interest rate swap                 2,006           --
  Other income                                                 (32)          (6)
  Depreciation and amortization                              1,860          888
                                                           -------      -------
EBITDA                                                       4,636        6,677

Adjustments:
  Costs related to Critical Care                                --           97
  Systems integration
  Litigation expense                                            70           72
  Corporate reorganization                                     281           --
                                                           -------      -------
     Subtotal of adjustments                                   351          169
                                                           -------      -------

Adjusted EBITDA                                            $ 4,987      $ 6,846
                                                           =======      =======

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                 CURATIVE HEALTH SERVICES, INC. AND SUBSIDIARIES
                         Selected Financial Information


Condensed Consolidated Balance Sheet
------------------------------------
(Dollars in thousands)

                                                           Unaudited
                                                           March 31,     December 31,
                                                              2005           2004
                                                         -------------   -------------
Assets
Current assets:
  Cash and cash equivalents                              $       1,081   $       1,176
  Accounts receivable, net                                      82,873          81,766
  Inventories                                                   16,020          18,398
  Deferred tax assets                                            4,951           3,977
  Tax refund receivable                                          3,431           3,431
  Prepaids and other current assets                              2,599           5,660
                                                         -------------   -------------
    Total current assets                                       110,955         114,408

  Property and equipment, net                                   12,237          11,104
  Goodwill and intangibles,net                                 144,725         145,293
  Other long-term assets                                        12,898          12,979
                                                         -------------   -------------

    Total assets                                         $     280,815   $     283,784
                                                         =============   =============

Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable and accrued expenses                  $      56,803   $      57,124
  Current portion of long-term liabilities                       6,371           6,496
                                                         -------------   -------------
    Total current liabilities                                   63,174          63,620

  Other long-term liabilities                                    7,123           4,720
  Long-term debt                                               207,624         210,991
                                                         -------------   -------------
  Total long-term liabilities                                  214,747         215,711

  Stockholders' equity                                           2,894           4,453
                                                         -------------   -------------

    Total liabilities and stockholders' equity           $     280,815   $     283,784
                                                         =============   =============

  Editor's Note: This release is also available on the Internet over the World
                      Wide Web at http://www.curative.com

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